SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) May 5, 1999

                 WESTBURY METALS GROUP, INC.
      (Exact name of registrant as specified in its charter)


                         New York


     (State or Other Jurisdiction of Incorporation)

    33-42408-NY                            11-3023099
(Commission File Number)          (I.R.S. Employer Identification No.)


750 Shames Drive, Westbury, New York 11590
(Address of principal executive offices)(Zip Code)

(516) 997-8333
(Registrant's telephone number, including area code)



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ITEM 2. Acquisition of Disposition of Assets

         On May 5, 1999, the Registrant, through its wholly owned subsidiary, West Tech, Inc. entered into an agreement with Reliable Corporation ("Reliable") to purchase substantially all of the assets of Reliable for a purchase price of $2,100,000 plus an amount for inventory and accounts receivable to be determined at closing and subject to certain adjustments.
Closing of the transaction is expected to occur within sixty
(60) days and is subject to the completion of certain conditions and covenants. Included in the assets being acquired is inventory, furniture fixtures and equipment, contract rights, intellectual property, real estate and accounts receivable.

         The purchase price when determined will be paid in cash and Promissory Notes of the purchaser. The Notes will be secured by certain of the assets being purchased as well as a Letter of Credit. The cash portion of the purchase price will come from the Company's funds as well as borrowed funds.

         At the Closing of the transaction it is anticipated that the president of Reliable will enter into an Employment
Agreement with the purchaser.

         Reliable is a manufacturer of silver, semi-fabricated products to the industrial plating industries. For the year ended December 31, 1998 Reliable had gross revenues of $17,502,428.


ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                  1.       Copy of Asset Purchase Agreement dated as of
                           May 5, 1999.

                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WESTBURY METALS GROUP, INC.
                                            (Registrant)



By:  /s/  Mandel Sherman,  President


DATED: May 11, 1999